Exhibit 4.3

LEE ENTERPRISES, INCORPORATED

Registration Rights Agreement

March 31, 2014

MUDRICK CAPITAL MANAGEMENT, LP

HAWKEYE CAPITAL MANAGEMENT, LLC

COHANZICK MANAGEMENT, LLC

ARISTEIA CAPITAL, L.L.C.

CVC CREDIT PARTNERS, LLC

FRANKLIN MUTUAL ADVISERS, LLC

WINGSPAN MASTER FUND, LP

Ladies and Gentlemen:

Lee Enterprises, Incorporated, a Delaware corporation (the “Company”), proposes to issue to Mudrick Capital Management, LP, Hawkeye Capital Management, LLC, Cohanzick Management, LLC, Aristeia Capital, L.L.C., CVC Credit Partners, LLC, Franklin Mutual Advisers, LLC and Wingspan Master Fund, LP, in each case or any funds, affiliates or investment vehicles of (and designated in its sole discretion by) the foregoing (collectively, the “Initial Holders”), 6,000,000 warrants (the “Warrants”) exercisable for the purchase of shares of common stock of the Company, par value $0.01 per share (the “Common Stock”). The Warrants are to be issued pursuant to the Warrant Agreement in connection with the transactions contemplated by that certain Second Lien Loan Agreement, dated as of the date hereof, among the Company, the lenders from time to time party thereto, and Wilmington Trust, N.A. as administrative agent and collateral agent. The holders of the Warrants will have the benefit of this registration rights agreement (this “Agreement”) by and among the Company and the Initial Holders whereby the Company agrees with the Initial Holders for their benefit and the benefit of the holders from time to time of the Warrants and Registrable Securities (each a “Holder” and, collectively, the “Holders”), as follows:

1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 405 under the Act.

“Automatic Shelf Registration Statement” shall mean a Registration Statement filed by a Well-Known Seasoned Issuer which shall become effective upon filing thereof pursuant to General Instruction I.D for Form S-3.

“Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

“Business Day” shall mean any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or required by law to be closed.

“Closing Date” shall mean the date of issuance of the Warrants.

“Company” shall have the meaning set forth in the preamble hereto.

“Common Stock” shall have the meaning set forth in the preamble hereto.

“Commission” shall mean the Securities and Exchange Commission.

“Control” shall have the meaning specified in Rule 405 under the Act and the terms “controlling” and “controlled” shall have meanings correlative thereto.

“Deferral Period” shall have the meaning indicated in Section 3(i) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“FINRA Rules” shall mean the Conduct Rules and the By-Laws of the Financial Industry Regulatory Authority.

“Holder” shall have the meaning set forth in the preamble hereto.

“Initial Holders” shall have the meaning set forth in the preamble hereto.

“Losses” shall have the meaning set forth in Section 5(d) hereof.

“Majority Holders” shall mean, on any date, Holders of a majority of the Common Stock registered under the Shelf Registration Statement.

“Managing Underwriters” shall mean the investment banker or investment bankers and manager or managers that administer an underwritten offering, if any, conducted pursuant to Section 6 hereof.

“Notice and Questionnaire” shall mean a written notice delivered to the Company substantially in the form attached as Annex A hereto.

“Notice Holder” shall mean, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

“Prospectus” shall mean a prospectus included in the Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or Rule 430B under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Common Stock covered by the Shelf Registration

Statement, and all amendments and supplements thereto, including any and all exhibits thereto and any information incorporated by reference therein.

“Registrable Securities” shall mean all shares of Common Stock, and any securities into which the Common Stock may be converted or exchanged pursuant to a merger, consolidation, sale of all or any part of its assets, corporate conversion or other extraordinary transaction involving the Company, deliverable by the Company upon exercise of the Warrants by the Holders, other than such shares of Common Stock that have (i) been registered under the Shelf Registration Statement and disposed of in accordance therewith, (ii) have become eligible to be sold without condition as contemplated by Rule 144 under the Act or any successor rule or regulation thereto that may be adopted by the Commission or (iii) ceased to be outstanding.

“Registration Default” shall have the meaning set forth in Section 7 hereof.

“Shelf Registration Period” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 2 hereof that has been declared effective which covers some or all of the Common Stock on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Underwriter” shall mean any underwriter of Common Stock in connection with an offering thereof under the Shelf Registration Statement.

“Warrant Agreement” shall mean that Warrant Agreement, dated March 31, 2014, between the Company and Wells Fargo Bank, National Association pursuant to which the Warrants have been issued.

“Warrants” shall have the meaning set forth in the preamble hereto.

“Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 under the Act.

2. Shelf Registration. (a) The Company shall file with the Commission a Shelf Registration Statement (which shall be, if the Company is then a Well-Know Seasoned Issuer, an Automatic Shelf Registration Statement) providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities, from time to time in accordance with the methods of distribution elected by such Holders, pursuant to Rule 415 under the Act or any similar rule that may be adopted by the Commission and shall use its commercially reasonable efforts to cause such Shelf Registration Statement to become effective on or prior to the 60th day after the Closing Date; provided that if the Commission shall review such Shelf Registration Statement, the Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to become effective on or prior to the 180th day after the Closing Date.

(b) The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period (the “Shelf Registration Period”) from the date the Shelf Registration Statement is declared effective by the Commission (or becomes effective in the case of an Automatic Shelf Registration Statement) to and including the earlier of (i) the 60th Trading Day (as defined in the Warrant Agreement) immediately following the expiration of the Warrants (subject to extension for any suspension of the effectiveness of the Shelf Registration Statement during such 20 Trading Day period immediately following the expiration of the Warrants) or (ii) the date upon which there are no Warrants or Registrable Securities outstanding. The Company shall be deemed not to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if it voluntarily takes any action that would result in Holders of Registrable Securities not being able to offer and sell such Common Stock at any time during the Shelf Registration Period, unless such action is (x) required by applicable law or (y) permitted by Section 3(i) hereof.

(c) The Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Act; and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(d) Subject to applicable law, the Company shall notify the Holders at least 15 Business Days prior to the anticipated effective date of the Shelf Registration Statement. Each Holder, in order to be named in the Shelf Registration Statement at the time of its initial effectiveness, will be required to deliver a Notice and Questionnaire and such other information as the Company may reasonably request in writing, if any, to the Company at least 10 Business Days prior to the anticipated effective date of the Shelf Registration Statement. From and after the effective date of the Shelf Registration Statement, the Company shall use commercially reasonable efforts, as promptly as is practicable after the date a Notice and Questionnaire is delivered, and in any event within 20 Business Days after such date, (i) if required by applicable law, to file with the Commission a post-effective amendment to the Shelf Registration Statement or to prepare and, if permitted or required by applicable law, to file a supplement to the related Prospectus or an amendment or supplement to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus, and so that such Holder is permitted to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law (provided that the Company shall not be required to file more than one supplement or post-effective amendment in any 45-day period in accordance with this Section 2(d)(i)) and, if the Company shall file a post-effective amendment to the Shelf Registration Statement that is not automatically effective under the Act, use commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Act as promptly as is practicable; (ii) provide such Holder, upon request, copies of any documents filed pursuant to Section 2(d)(i) hereof; and (iii) notify such Holder as promptly as practicable after the effectiveness under the Act of any post-effective amendment filed pursuant to Section 2(d)(i) hereof; provided that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and

Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(i) hereof. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in the Shelf Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2(d) (whether or not such Holder was a Notice Holder at the effective date of the Shelf Registration Statement) shall be named as a selling securityholder in the Shelf Registration Statement or related Prospectus in accordance with the requirements of this Section 2(d). Notwithstanding the foregoing, if Warrants are exercised as provided for in the Warrant Agreement, then the Company shall use commercially reasonable efforts to file the post-effective amendment or supplement within 20 Business Days of the exercise date, or if such Notice and Questionnaire is delivered during a Deferral Period, upon expiration of the Deferral Period.

3. Registration Procedures. The following provisions shall apply in connection with the Shelf Registration Statement.

(a) The Company shall:

(i) furnish to counsel for the Holders, not less than 10 Business Days prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein and shall use its commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as counsel to the Holders reasonably propose; and

(ii) include information regarding the Notice Holders and the methods of distribution they have elected for their Registrable Securities provided to the Company in Notices and Questionnaires as necessary to permit such distribution by the methods specified therein.

(b) The Company shall ensure that:

(i) the Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act; and

(ii) the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) The Company shall advise the Notice Holders that have provided in writing to the Company a telephone or facsimile number and address for notices, and confirm such advice in writing, if requested (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

(i) when the Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission for any amendment or supplement to the Shelf Registration Statement or the Prospectus or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the institution or threatening of any proceeding for that purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Common Stock included therein for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires any change in the Shelf Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(d) The Company shall use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of the Shelf Registration Statement or the qualification of the securities therein for sale in any jurisdiction and, if issued, to obtain as soon as possible the withdrawal thereof. The Company shall undertake additional reasonable actions as required to permit unrestricted resales of the Common Stock in accordance with the terms and conditions of this Agreement.

(e) Upon request, the Company shall furnish to each Notice Holder, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto and, if a Notice Holder so requests in writing, copies of any or all material incorporated therein by reference and/or exhibits thereto (including exhibits incorporated by reference therein).

(f) During the Shelf Registration Period, the Company shall promptly deliver to each Notice Holder, without charge, as many copies of the Prospectus (including the preliminary Prospectus, if any) included in the Shelf Registration Statement and any amendment or supplement thereto as any such person may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the foregoing in connection with the offering and sale of the Common Stock.

(g) Prior to any offering of Common Stock pursuant to the Shelf Registration Statement, the Company shall arrange for the qualification of the Common Stock for sale under the laws of such U.S. jurisdictions as any Notice Holder shall reasonably request and shall maintain such qualification in effect so long as required; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process in suits, other than those arising out any offering pursuant to the Shelf Registration Statement, in any jurisdiction where it is not then so subject.

(h) Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above, the Company shall promptly (or within the time period provided for by Section 3(i) hereof, if applicable) prepare a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to subsequent purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Upon the occurrence or existence of any pending corporate development, public filings with the Commission or any other material event that, in the reasonable judgment of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, the Company shall give notice (without notice of the nature or details of such events) to the Notice Holders that the availability of the Shelf Registration Statement is suspended and, upon receipt of any such notice, each Notice Holder agrees (i) not to sell any Registrable Securities pursuant to the Shelf Registration Statement until such Notice Holder’s receipt of copies of the supplemented or amended Prospectus provided for in Section 3(i) hereof, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus and (ii) to hold such notice in confidence. Except in the case of a suspension of the availability of the Shelf Registration Statement and the related Prospectus solely as the result of the filing of a post-effective amendment or supplement to the Prospectus to add additional selling securityholders therein, the period during which the availability of the Shelf Registration Statement and any Prospectus is suspended (the “Deferral Period”) shall not exceed 30 days in any calendar quarter or 60 days in any calendar year; provided, that, if the event triggering the Deferral Period relates to a proposed or pending material business transaction, including any material property acquisition, the disclosure of which the board of directors of the Company determines in good faith would be reasonably likely to impede the ability to consummate the transaction or would otherwise be seriously detrimental to the Company and its subsidiaries taken a whole, the Company may extend the Deferral Period from 30 days to 45 days in any calendar quarter or from 60 days to 90 days in any calendar year.

(j) The Company shall comply with all applicable rules and regulations of the Commission and shall make generally available to its securityholders an earnings statement satisfying the provisions of Section 11(a) of the Act as soon as practicable after the effective date of the Shelf Registration Statement and in any event no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement.

(k) The Company may require each Holder of Common Stock to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Common Stock as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement. The Company may exclude from the Shelf Registration Statement the Common Stock of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

(l) Subject to Section 6 hereof, the Company shall enter into customary agreements (including, if requested, an underwriting agreement in customary form) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Common Stock, as may be reasonably requested by such underwriter or Holder, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain customary representations and warranties and indemnification provisions and procedures.

(m) Subject to Section 6 hereof, for persons who are Holders who are or may be “underwriters” with respect to the Common Stock issued upon exercise of the Warrants within the meaning of the Act and who make appropriate requests for information to be used solely for the purpose of taking reasonable steps to establish a due diligence or similar defense in connection with the proposed sale of such Common Stock pursuant to the Shelf Registration, the Company shall:

(i) make reasonably available for inspection by the Holders of Common Stock to be registered thereunder, any underwriter participating in any disposition pursuant to the Shelf Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter, all relevant financial and other records and pertinent corporate documents of the Company and its subsidiaries;

(ii) cause the Company’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement as is customary for similar due diligence examinations;

(iii) make such representations and warranties to the Holders of Common Stock registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings;

(iv) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder of Registrable Securities and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

(v) obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to each selling Holder of Common Stock registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with primary underwritten offerings;

(vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders or the Managing Underwriters, if any, including those to evidence compliance with Section 3(h) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; and

(vii) if requested by the Managing Underwriters or any Holder in connection with an underwritten offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as the Managing Underwriters or such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder to such underwriter, the purchase price being paid therefor by such underwriter and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment.

Subject to Section 6 hereof, the actions set forth in clauses (iii), (iv), (v), (vi) and (vii) of this paragraph (m) shall be performed in connection with any underwriting or similar agreement as and to the extent required thereunder.

(n) In the event that any Broker-Dealer shall underwrite any Common Stock or participate as a member of an underwriting syndicate or selling group or “participate in an offering” (within the meaning of the FINRA Rules) thereof, whether as a Holder of such Common Stock or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall, upon the reasonable request of such Broker-Dealer, comply with any such reasonable request of such Broker-Dealer in complying with the FINRA Rules.

(o) The Company shall use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Common Stock covered by the Shelf Registration Statement.

4. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof.

5. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Holder of Common Stock covered by the Shelf Registration Statement, the directors, officers, employees, Affiliates and agents of each such Holder and each person who controls any such Holder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the party claiming indemnification specifically for inclusion therein.

(b) Each Holder of securities covered by the Shelf Registration Statement severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Shelf Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement shall be acknowledged by each Notice Holder in such Notice Holder’s Notice and Questionnaire and shall be in addition to any liability that any such Notice Holder may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 5 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it has been materially prejudiced through the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. If any action shall be brought against an indemnified party and it shall have notified the indemnifying party thereof, the indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) for all indemnified persons. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 5 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending loss, claim, liability, damage or action) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Shelf Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the exercise of the Warrants. Benefits received by any Holders shall be deemed to be equal to the value of receiving Common Stock registered under the Act. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Shelf Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e) The provisions of this Section 5 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the indemnified persons referred to in this Section 5, and shall survive the sale by a Holder of securities covered by the Shelf Registration Statement.

6. Underwritten Registrations. (a) In no event will the method of distribution of Registrable Securities take the form of an underwritten offering without the prior written consent of the Company; provided that the Company shall consent, without unreasonable delay, to a single underwritten offering if requested by the Majority Holders on behalf of all of all the Holders. Consent to any underwritten offering, other than the single underwritten offering to which the Company shall consent, may be conditioned on waivers of any of the obligations in Section 3, Section 4 or Section 5. In connection with any underwritten offering, the Holders participating in such offering shall be responsible for all out of pocket fees and expenses incurred by the Company in connection with such underwritten offering.

(b) If any shares of Common Stock covered by the Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Company, subject to the prior written consent of the Majority Holders, which consent shall not be unreasonably withheld; provided that in connection with the single underwritten offering that the Company shall be required to consent to in accordance with Section 6(a), the Managing Underwriters shall be selected by the Majority Holders, subject to the consent of the Company, which consent shall not be unreasonably withheld.

(c) Unless agreed otherwise by the Company and the Majority Holders, if in an underwritten offering the Managing Underwriters advise the Majority Holders and the Company in writing (a copy of which shall be provided to the Holders) that, in its opinion, the number of Registrable Securities requested to be included in such offering exceeds the number which can be sold in such offering, so as to be likely to have a material and adverse effect on the price, timing or distribution of the Common Stock offered in such offering, then the number of such Registrable Securities to be included in such underwritten offering shall be allocated pro rata among Registrable Securities held by Notice Holders that have requested that their Registrable Securities be sold in such underwritten offering on the basis of the relative number of securities requested to be included in such registration by each such Notice Holder.

(d) No person may participate in any underwritten offering pursuant to the Shelf Registration Statement unless such person (i) agrees to sell such person’s shares of Common Stock on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

7. Registration Defaults. Each of the following shall constitute a registration default under this Agreement (each, a “Registration Default”):

(a) the Shelf Registration Statement has not been filed with the Commission and become effective (whether upon such filing if the Company is then a Well-Known Seasoned Issuer or upon declaration by the Commission if the Company is not then a Well-Known Seasoned Issuer) on or prior to the 180th day after the Closing Date;

(b) the Shelf Registration Statement has been declared or becomes effective but ceases to be effective or usable for the offer and sale of the Registrable Securities, other than in connection with (i) a Deferral Period or (ii) as a result of a requirement to file a post-effective amendment or supplement to the Prospectus to make changes to the information regarding selling securityholders or the plan of distribution provided for therein, at any time during the Shelf Registration Period and the Company does not cure the lapse of effectiveness or usability within 10 Business Days (or, if a Deferral Period is then in effect and subject to the 10 Business Day filing requirement and the proviso regarding the filing of post-effective amendments in Section 2(d) with respect to any Notice and Questionnaire received during such period, within 10 Business Days following the expiration of such Deferral Period or period permitted pursuant to Section 2(d));

(c) the Company through its omission fails to name as a selling securityholder any Holder that had complied timely with its obligations hereunder in a manner to entitle such Holder to be so named in (i) the Shelf Registration Statement at the time it first became effective or (ii) any Prospectus at the later of time of filing thereof or the time the Shelf Registration Statement of which the Prospectus forms a part becomes effective; and

(d) the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(i) hereof, then commencing on the day the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period.

The Company shall use its commercially reasonable efforts to promptly cure any Registration Default following the occurrence thereof.

8. No Inconsistent Agreements. The Company has not entered into, and agrees not to enter into, any agreement with respect to its securities that is inconsistent with the registration rights granted to the Holders herein.

9. Listing. The Company shall use its commercially reasonable efforts to maintain the approval of the Common Stock for listing on the New York Stock Exchange.

10. Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders; provided that, no amendment, qualification, modification, supplement, waiver or consent with respect to Section 7 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder; and provided, further, that the provisions of this Section 10 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of each Holder.

11. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

(a) if to a Holder, at the most current address given by such holder to the Company in accordance with the provisions of the Notice and Questionnaire with an additional copy (not constituting notice) to: Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005, Attention: Matthew S. Barr, Esq. (Fax (212) 822-5194); and

(b) if to the Company, initially at its address set forth in the Warrant Agreement.

All such notices and communications shall be deemed to have been duly given when received.

The Company by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

12. Remedies. Each Holder, in addition to being entitled to exercise all rights provided to it herein or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive in any action for specific performance the defense that a remedy at law would be adequate.

13. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders, and the indemnified persons referred to in Section 5 hereof. The Company hereby agrees to extend the benefits of this Agreement to any Holder, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

14. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

15. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

16. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

17. Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

18. Common Stock Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of Common Stock is required hereunder, Common Stock held by the Company or its Affiliates (other than subsequent Holders of Common Stock if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Common Stock) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

Very truly yours,

LEE ENTERPRISES, INCORPORATED

By:	/s/ Carl G. Schmidt
	Name:	Carl G. Schmidt
	Title:	Vice President, Chief Financial Officer and Treasurer

[Signature Page to Registration Rights Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

MUDRICK DISTRESSED OPPORTUNITY FUND GLOBAL, LP
By: Mudrick Capital Management, LP
Its: Investment Manager

By:	/s/ Jason Mudrick
Name: Jason Mudrick Title: President

By:	/s/ Glenn Springer
Name: Glenn Springer Title: Chief Financial Officer

BLACKWELL PARTNERS, LLC
By: Mudrick Capital Management, LP
Its: Investment Manager

By:	/s/ Jason Mudrick
Name: Jason Mudrick Title: President

By:	/s/ Glenn Springer
Name: Glenn Springer Title: Chief Financial Officer

[Signature Page to Registration Rights Agreement]

HAWKEYE CAPITAL MASTER
By: Hawkeye Capital Management, LLC as its
investment adviser

By:	/s/ Richard Rubin
Name: Richard Rubin Title: Managing Member

[Signature Page to Registration Rights Agreement]

COHANZICK ABSOLUTE RETURN MASTER FUND, LTD.

By:	/s/ David K. Sherman
Name: David K. Sherman Title: Authorized Agent

COHANZICK HIGH YIELD INSTITUTIONAL MASTER FUND, LTD.

By:	/s/ David K. Sherman
Name: David K. Sherman Title: Authorized Agent

RIVERPARK STRATEGIC INCOME FUND

By:	/s/ David K. Sherman
Name: David K. Sherman Title: Authorized Agent as Investment Adviser

ULYSSES PARTNERS, L.P.

By:	/s/ David K. Sherman
Name: David K. Sherman Title: Authorized Agent as Investment Adviser

ULYSSES OFFSHORE FUND, LTD.

By:	/s/ David K. Sherman
Name: David K. Sherman Title: Authorized Agent as Investment Adviser

COLLINS ALTERNATIVE SOLUTIONS FUND By: Pinebank Asset Management, L.P., as trading manager for Collins Alternative Solutions Fund

By:	/s/ Oren Cohen
Name: Oren Cohen Title: Managing Partner

[Signature Page to Registration Rights Agreement]

ARISTEIA MASTER, L.P.
By: Aristeia Capital, L.L.C., Its Investment Manager

By:	/s/ William R. Techar
Name: William R. Techar Title: Manager Aristeia Capital, L.L.C.

By:	/s/ Andrew B. David
Name: Andrew B. David Title: General Counsel Aristeia Capital, L.L.C.

[Signature Page to Registration Rights Agreement]

CVC GLOBAL CREDIT OPPORTUNITIES MASTER FUND, L.P.
By: Its Investment Advisor CVC Credit Partners, LLC

By:	/s/ Scott Bynum
Name: Scott Bynum Title: Managing Director

CVC EUROPEAN CREDIT OPPORTUNITIES
S.A.R.L acting in respect of its Compartment A

By:	/s/ Ben Pike
Name: Ben Pike Title: Settlements Manager

[Signature Page to Registration Rights Agreement]

MUTUAL QUEST FUND

By:	Franklin Mutual Advisers, LLC,
its investment advisor

By:	/s/ Shawn Tumulty
Name: Title:	Shawn Tumulty Vice President

[Signature Page to Registration Rights Agreement]

WINGSPAN MASTER FUND, LP
By: Wingspan GP, LLC, as its general partner

By:	/s/ Brendan Driscoll
Name: Brendan Driscoll Title: CFO

[Signature Page to Registration Rights Agreement]

Annex A

FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

The undersigned beneficial holder of Warrants of Lee Enterprises, Incorporated (the “Company”) issued pursuant to the Warrant Agreement between the Company and Well Fargo, National Association (the “Warrants”) or common stock, $0.01 par value per share, of the Company, issuable upon exercise of the Warrants, understands that the Company has filed or intends to file with the Securities and Exchange Commission a registration statement (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities in accordance with the terms of the Registration Rights Agreement, dated as of March 31, 2014 (the “Registration Rights Agreement”), among the Company and the Initial Holders named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Registration Rights Agreement.

Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a Selling Securityholder (as defined below) in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions as described below). Beneficial owners are encouraged to complete, execute and deliver this Notice and Questionnaire prior to the effectiveness of the Shelf Registration Statement so that such beneficial owners may be named as Selling Securityholders in the related prospectus at the time of effectiveness. Any beneficial owner of Registrable Securities wishing to include its Registrable Securities in the Shelf Registration Statement must deliver to the Company a properly completed and signed Notice and Questionnaire.

Certain legal consequences arise from being named as Selling Securityholders in the Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a Selling Securityholder in the Shelf Registration Statement and the related prospectus.

Notice

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3(b) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against some losses arising in connection with statements concerning the undersigned made in the Registration Statement or the related prospectus in reliance upon the information provided in this Notice and Questionnaire used in such Registration Statement or related prospectus.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

1.	(a) Full Legal Name of Selling Securityholder:

(b) Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item (3) below are held:

(c) Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item (3) below are held:

2.	Address for Notices to Selling Securityholder:

Telephone:

Fax:

Email address:

Contact person:

3.	Beneficial Ownership of Registrable Securities:

Except as set forth below in this Item (3), the undersigned Selling Securityholder does not beneficially own any Registrable Securities.

(a) Number of shares of Registrable Securities (as defined in the Registration Rights Agreement) beneficially owned:

	(b)	Number of shares of the Registrable Securities which the undersigned wishes to be included in the Shelf Registration Statement:

4.	Beneficial Ownership of other Company securities owned by the Selling Securityholder:

Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item (3).

	(a)	Type and amount of other securities beneficially owned by the Selling Securityholder:

	(b)	CUSIP No(s). of such other securities beneficially owned:

5.	Relationship with the Company:

	(a)	Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the Selling Securityholder) held any position or office or have you had any other material relationship with the Company (or its predecessors or affiliates) within the past three years?

☐ Yes

☐ No

	(b)	If so, please state the nature and duration of your relationship with the Company:

6.	(a) Broker-Dealer Status

Is the Selling Securityholder a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐   Yes

☐   No

Note that we will be required to identify any registered broker-dealer as an underwriter in the prospectus. If so, please answer the remaining questions in this section.

If the Selling Securityholder is a registered broker-dealer, please indicate whether the Selling Securityholder purchased its Registrable Securities for investment or acquired them as transaction-based compensation for investment banking or similar services.

☐   Purchased the Registrable Securities for investment

☐   Acquired the Registrable Securities as transaction-based compensation

If the Selling Securityholder is a registered broker-dealer and received its Registrable Securities other than as transaction-based compensation, the Company is required to identify the Selling Securityholder as an underwriter in the Shelf Registration Statement and related prospectus.

(b) Affiliation with Broker-Dealers:

Is the Selling Securityholder an affiliate of a registered broker-dealer? For purposes of this Item 6(b), an “affiliate” of a specified person or entity means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

☐   Yes

☐   No

If so, please answer the following three questions in this section.

(i)	Please describe the affiliation between the Selling Securityholder and any registered broker-dealers:

(ii)	If the Warrants were purchased by the Selling Securityholder other than in the ordinary course of business, please describe the circumstances:

(iii)	If the Selling Securityholder, at the time of its purchase of Registrable Securities, has had any agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities, please describe such agreements or understandings:

Note that if the Selling Securityholder is an affiliate of a broker-dealer and did not purchase its Warrants in the ordinary course of business or at the time of the purchase had any agreements or understandings, directly or indirectly, to distribute the Registrable Securities, we must identify the Selling Securityholder as an underwriter in the prospectus.

7.	Nature of Beneficial Holding.

The purpose of this question is to identify the ultimate natural person(s) or publicly held entity that exercise(s) sole or shared voting or dispositive power over the Registrable Securities.

(a)	Is the Selling Securityholder a natural person?

☐   Yes

☐   No

(b)	Is the Selling Securityholder required to file, or is it a wholly owned subsidiary of a company that is required to file, periodic and other reports (for example, Forms 10-K, 10-Q and 8-K) with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act?

☐   Yes

☐   No

(c)	Is the Selling Securityholder an investment company, or a subsidiary of an investment company, registered under the Investment Company Act of 1940, as amended?

☐   Yes

☐   No

(d)	If a subsidiary, please identify the publicly held parent entity, if any:

If you answered “No” to questions (a), (b) and (c) above, please identify the controlling person(s) of the Selling Securityholder (the “Controlling Entity”). If the Controlling Entity is not a natural person or a publicly held entity, please identify each controlling person(s) of such Controlling Entity. This process should be repeated until you reach natural persons or a publicly held entity that exercise sole or shared voting or dispositive power over the Registrable Securities.

***	PLEASE NOTE THAT THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THESE NATURAL PERSONS BE NAMED IN THE PROSPECTUS.

If you need more space for this response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Notice and Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the above questions.

8.	Plan of Distribution:

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item 3. pursuant to the Shelf Registration Statement only as follows (if at all): such Registrable Securities may be sold from time to time directly by the undersigned or alternatively through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters, broker-dealers or agents, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent’s commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale,

(ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market or (iv) through the writing of options. The Selling Securityholder may pledge or grant a security interest in some or all of the Registrable Securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Registrable Securities from time to time pursuant to the prospectus. The Selling Securityholder also may transfer and donate shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the Selling Securityholder for purposes of the prospectus.

State any exceptions here:

Note:	In no event may such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company.

The Company hereby advises each Selling Securityholder of the following Interpretation of the July 1997 SEC Manual of Publicly Available Telephone Interpretations regarding short selling:

“An issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

By returning this Notice and Questionnaire, the Selling Securityholder will be deemed to be aware of the foregoing interpretation.

9.	Securities Received From Named Selling Securityholder:

Did the Selling Securityholder receive its Registrable Securities listed above in Item 3. as a transferee from selling securityholder(s) previously identified in the Shelf Registration Statement?

☐   Yes

☐   No

If so, please answer the following two questions in this section:

(i)	Did the Selling Securityholder receive such Registrable Securities listed above in Item 3. from the named selling securityholder(s) prior to the effectiveness of the Shelf Registration Statement?

☐   Yes

☐   No

(ii)	What is the name(s) of the selling securityholder(s) from whom the Selling Securityholder received the Registrable Securities listed above in Item 3. and on which date were such securities received?

The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions. The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons set forth therein.

Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Securityholders against certain liabilities.

In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to provide any additional information the Company may reasonably request and to promptly notify the Company of any inaccuracies or changes in the information provided that may occur at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:

To the Company:	Lee Enterprises, Incorporated 201 N. Harrison Street Davenport, Iowa 52801 Attention: Tim Millage

In the event any Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item 3 above after the date on which such information is provided to the Company, the Selling Securityholder will notify the transferee(s) at the time of transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

By signing this Notice and Questionnaire, the undersigned consents to the disclosure of the information contained herein in its answers to items 1. through 7. above and the inclusion of such information in the Shelf Registration Statement, the related prospectus and any state securities or Blue Sky applications. The undersigned understands that such information will be relied upon by the Company without independent investigation or inquiry in connection with the preparation or amendment of the Shelf Registration Statement, the related prospectus and any state securities or Blue Sky applications.

Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Company, the terms of this Notice and Questionnaire and the representations and warranties contained herein shall be binding on, shall inure to the benefit of, and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and the Selling Securityholder with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above. This Notice and Questionnaire shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts-of-laws provisions thereof.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its authorized agent.

Dated:

Beneficial Owner:

By:

Name:

Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

Lee Enterprises, Incorporated 201 N. Harrison Street Davenport, Iowa 52801 Attention: Tim Millage